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                                                                    EXHIBIT 99.1

                                       CONTACT: Joseph Sinicropi
                                                Chief Financial Officer
                                                Synthetic Industries, Inc.
                                                (706) 375-3121, Ext. 1400

FOR IMMEDIATE RELEASE
                                                June Filingeri, John Blackwell
                                                Press Contact: Stan Froelich
                                                Morgen-Walke Associates
                                                (212)850-5600

            SYNTHETIC INDUSTRIES, L.P. REPORTS DELAWARE COURT ACTION

CHICKAMAUGA, GA, October 24, 1997 -- Synthetic Industries, L.P. today reported that the Delaware Court of Chancery has preliminarily enjoined the implementation of its proposed plan of dissolution. Synthetic Industries, L.P. is the majority stockholder of Synthetic Industries, Inc. (Nasdaq:SIND). Synthetic Industries, L.P. has been soliciting proxies from its limited partners in connection with the proposed plan of dissolution pursuant to which shares in Synthetic Industries, Inc. would be offered for sale to the public in an underwritten secondary offering.

        The general partner of Synthetic Industries, L.P. is seeking to appeal the Court's decision, and the Court has permitted the general partner to continue its proxy solicitation. Synthetic Industries, Inc. is not a party to the Delaware lawsuit.

        Synthetic Industries, Inc. is the second largest manufacturer of polypropylene fabrics and fibers in the world. The Company's diverse mix of products is sold world-wide for such end uses as carpet backing, geotextiles, erosion control, concrete reinforcement and furniture construction fabrics.

        A registration statement relating to the securities of Synthetic Industries, Inc. has been filed with the Securities and Exchange Commission but has not yet become effective. These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of the registration statement. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation of sale would be unlawful prior to registration or qualification under the securities laws of any such state.


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